Exhibit 99.2

Unaudited Interim Condensed Consolidated Financial Statements

University of St. Augustine Parent Corp., and Subsidiaries

September 30, 2024 and 2023

University of St. Augustine Parent Corp., and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
September 30,
(Dollars in thousands)

	2024	2023
ASSETS

Current assets
Cash	$108,923	$90,928
Restricted cash	21,844	19,221
Student tuition and fees receivable	61,185	67,978
Short-term derivative asset	-	124
Prepaid expenses and other current assets	6,881	5,091

Total current assets	198,833	183,342

Property and equipment
Owned property and equipment, net	95,037	50,270
Leased property, net	17,827	17,883

Other assets
Course content, net	11,163	4,928
Lease right-to-use assets	50,273	56,798
Deferred tax asset, net	50,901	-
Other long-term assets	979	1,024
Trade name	26,937	115,264
Goodwill	-	153,285
Total other assets	140,253	331,299

Total assets	$451,950	$582,794

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities
Accounts payable and accrued expenses	$28,062	$7,625
Student deposits	41,201	47,208
Income taxes payable	-	114
Current portion of lease liability	8,589	7,949
Current portion of long-term debt obligations	1,850	1,850
Current portion of sale-leaseback financings	747	841

Total current liabilities	80,449	65,587

Lease liability, less current portion	49,325	52,090
Sale-leaseback financings, less current portion	17,543	17,914
Long-term debt obligations, net discounts, less current portion	171,566	172,372
Construction financing	42,774	-
Deferred tax liability, net	-	10,127

Total liabilities	361,657	318,090

Stockholder’s equity	90,293	264,704

Total liabilities and stockholder’s equity	$451,950	$582,794

The accompanying notes are an integral part of these consolidated financial statements.

University of St. Augustine Parent Corp., and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the nine months ended September 30,
(Dollars in thousands)

	2024	2023
Revenue
Revenue, net of scholarships and discounts	$113,761	$127,682

Operating expenses
Wages and benefits	(55,926)	(53,509)
Depreciation and amortization	(14,408)	(14,661)
Professional, contracted and subscription services	(12,424)	(13,130)
Facilities, maintenance, and insurance	(9,960)	(9,733)
Advertising and marketing	(8,145)	(8,655)
Other operating expenses	(2,392)	(2,804)

Total operating expenses	(103,255)	(102,492)

Income from operations	10,506	25,190

Other income (expenses)
Interest income	4,755	3,930
Interest on debt obligations	(14,025)	(12,097)
Interest on financing lease obligations	(2,650)	(2,399)
Loss on impairment of intangible assets	(241,612)	-

Total other expenses	(253,532)	(10,566)

(Loss) income before taxes	(243,026)	14,624

Income tax benefit (expense)	63,295	(3,941)

NET (LOSS) INCOME	(179,731)	10,683

Other comprehensive loss	-	(1,304)

Total comprehensive (loss) income	$(179,731)	$9,379

The accompanying notes are an integral part of these consolidated financial statements.

University of St. Augustine Parent Corp., and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S EQUITY (Unaudited)
For the nine months ended September 30, 2024 and 2023
(Dollars in thousands)

	Stockholder’s Equity
	Additional Paid-in Capital	Stock Subscription Receivable	Common Stock	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total Stockholder’s Equity

Balance as of January 1, 2023	$222,312	$519	$1	$30,674	$1,075	$254,581

Net income	-	-	-	10,683	-	10,683

Stock-based compensation	744	-	-	-	-	744

Other comprehensive loss	-	-	-	-	(1,304)	(1,304)

Balance as of September 30, 2023	$223,056	$519	$1	$41,357	$(229)	$264,704

Balance as of January 1, 2024	$223,305	$519	$1	$45,721	$-	$269,546

Net loss	-	-	-	(179,731)	-	$(179,731)

Stock-based compensation	478	-	-	-	-	$478

Balance as of September 30, 2024	$223,783	$519	$1	$(134,010)	$-	$90,293

The accompanying notes are an integral part of these consolidated financial statements.

University of St. Augustine Parent Corp., and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
For the nine months ended September 30,
(Dollars in thousands)

	2024	2023
Cash flows from operating activities:
Net (loss) income	$(179,731)	$10,683
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	14,408	14,661
(Recognition) amortization of right-of-use assets	(662)	2,542
Amortization of debt discounts	788	734
Deferred income tax expense	(63,304)	3,355
Stock-based compensation	479	745
Impairment of intangible assets	241,612	-
Changes in operating assets and liabilities:
Student tuition and fees receivable	(60,118)	(67,264)
Other receivables	871	1,203
Prepaid expenses and other assets	(571)	(973)
Other long-term assets	(68)	48
Accounts payable and accrued expenses	18,623	(6,410)
Student deposits	39,948	44,886
Operating lease liabilities	4,547	(1,814)

Net cash provided by operating activities	16,822	2,396

Cash flows from investing activities:
Purchases of property, equipment and leasehold improvements	(11,094)	(10,519)
Additions to course content	(3,888)	(249)

Net cash used in investing activities	(14,982)	(10,768)

Cash flows from financing activities:
Principal payments on finance lease obligations	(3,668)	(3,422)
Principal payments on long-term debt obligations	(1,387)	(1,388)
Principal payments on sale-leaseback financings	(627)	(617)

Net cash used in financing activities	(5,682)	(5,427)

NET DECREASE IN CASH AND RESTRICTED CASH	(3,842)	(13,799)

Cash and restricted cash, beginning of period	134,609	123,948

Cash and restricted cash, end of period	$130,767	$110,149

Reconciliation of cash and restricted cash:
Cash	$108,923	$90,928
Restricted cash	21,844	19,221

Total cash and restricted cash shown in the statements of cash flows	$130,767	$110,149

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$15,690	$16,258
Cash paid during the period for taxes	$449	$575
Property, equipment and leasehold improvements acquired under construction financing arrangements	$16,139	$16,833

The accompanying notes are an integral part of these consolidated financial statements.

University of St. Augustine Parent Corp., and Subsidiaries

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

September 30, 2024 and 2023
(Dollars in thousands)

Note 1 - Nature of Business

Nature of Business

The University of St. Augustine Parent Corp. (the “Parent”), and its wholly owned direct and indirect subsidiaries University of St. Augustine Intermediate Corp., University of St. Augustine Acquisition Corp., and University of St. Augustine for Health Sciences, LLC (“USA”), collectively referred to hereafter as the “Company”, is a for-profit, campus-based institution, offering traditional and flexible graduate and doctoral degree programs in physical and occupational therapy, nursing, speech language pathology, and health sciences. In addition, the Company conducts continuing education seminars in related fields throughout the United States, along with offering non-degree online courses. The Company's campus-based institutions are in California, Florida and Texas. USAHS is institutionally accredited by the Western Association of Schools and Colleges (“WASC”) Senior College and University Commission and maintains programmatic accreditation with the Commission on Accreditation in Physical Therapy Education, the Accreditation on Speech Language Pathology, the Accreditation on Commission on Collegiate Nursing Education, and the Accreditation Council for Occupational Therapy Education.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of the Parent, and its direct and indirect wholly owned subsidiaries of University of St. Augustine Intermediate Corp., University of St. Augustine Acquisition Corp. and USA. All intercompany accounts and transactions are eliminated in consolidation.

Note 2 - Significant Accounting Policies

Basis of Presentation and Use of Estimates

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) for interim financial information. Accordingly, the financial statements do not include all the information and notes required by GAAP for complete financial statements. In the opinion of management, all adjustments, including normal recurring accruals, considered necessary for a fair presentation have been included. Operating results for the nine month period ended September 30, 2024 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2024.

These interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements.

Recent Accounting Pronouncements Not Yet Adopted

In December 2023, the FASB issued Accounting Standard Update ("ASU") No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. The amendments in this ASU require that public business entities on an annual basis 1) disclose specific categories in the rate reconciliation, and 2) provide additional information for reconciling items that meet a quantitative threshold. The amendments require disclosure about income taxes paid by federal, state, and foreign taxes, and by individual jurisdictions in which income taxes paid is equal or greater than 5 percent of total income taxes paid. The amendment also requires entities to disclose income or loss from continuing operations before income tax expense disaggregated between domestic and foreign and income tax expense or benefit from continuing operations disaggregated by federal, state, and foreign. For all public business entities, ASU 2023-09 is effective for annual periods beginning after December 15, 2024; early adoption is permitted. The Company is currently evaluating this guidance and believe the adoption will not significantly impact the presentation of the Company’s financial condition, results of operations and disclosures.

Note 3 - Property, Equipment and Leasehold ImprovementS

Property, equipment, and leasehold improvements consist of the following as of September 30, 2024:

	Depreciable Life	Cost	Accumulated Dep.	Net Carrying Value

Furniture and fixtures	2 - 7 years	$ 5,788	$ (4,017)	$ 1,771
Computer equipment, software and other	2 - 7 years	37,342	(25,366)	11,976
Leasehold improvements	2 - 20 years	38,815	(19,813)	19,002
Construction in progress		62,288	-	62,288

Owned property, equipment and leasehold improvements, net		$ 144,233	$ (49,196)	$ 95,037

Buildings	30 years	$ 19,130	$ (3,613)	$ 15,517
Land		2,310	-	2,310

Leased property, net		$ 21,440	$ (3,613)	17,827

Property, equipment, and leasehold improvements consist of the following as of September 30, 2023:

	Depreciable Life	Cost	Accumulated Dep.	Net Carrying Value

Furniture and fixtures	2 - 7 years	$ 5,341	$ (3,306)	$ 2,035
Computer equipment, software and other	2 - 7 years	32,695	(19,691)	13,004
Leasehold improvements	2 - 20 years	32,504	(16,417)	16,087
Construction in progress		19,144	-	19,144

Owned property, equipment and leasehold improvements, net		$ 89,684	$ (39,414)	$ 50,270

Buildings	30 years	$ 19,130	$ (3,557)	$ 15,573
Land		2,310	-	2,310

Leased property, net		$ 21,440	$ (3,557)	$ 17,883

For the nine months ended September 30, 2024 and 2023, the Company recorded depreciation of owned property and equipment of $8,185 and $8,096, respectively. For leased property, the Company recorded depreciation of $478 and $478 for the nine months ended September 30, 2024 and 2023, respectively. $58,809 and $11,709 of construction in progress on September 30, 2024 and 2023, respectively, is primarily comprised of the Company’s new St. Augustine campus currently under construction which is expected to be completed by March 2025.

Note 4 - Goodwill and Intangible Assets

The Company's intangible assets as of September 30, 2024 consist of the following:

	Cost	Net Carrying Amount
Subject to amortization:
Student roster	$ 31,236	$ -
Course content	15,462	8,424

Subtotal	46,698	8,424

Not subject to amortization:
Course content under development	2,739	2,739
Trade name	115,264	26,937

Total intangible assets	$ 164,701	$ 38,100

The Company's intangible assets as of September 30, 2023 consist of the following:

	Cost	Net Carrying Amount
Subject to amortization:
Student roster	$ 31,236	$ -
Course content	9,793	4,896

Subtotal	41,029	4,896

Not subject to amortization:
Course content under development	32	32
Trade name	115,264	115,264

Total intangible assets	$ 156,325	$ 120,192

The Company’s goodwill balance was $0 and $153,285 as of September 30, 2024 and 2023, respectively.

Amortization expense for intangible assets for the nine months ended September 30, 2024 and 2023 was $1,843 and $1,425, respectively.

As a result of the matters discussed in Note 10, the Company recognized a $88,327 impairment charge to its trade name and a $153,285 impairment charge to its goodwill for the nine months ended September 30, 2024.

Note 5 – Debt, Sale-Leaseback and CONSTRUCTION Financings

Total debt, including debt on the Company’s Initial Term Loan, sale-leaseback financing, and construction financing, as of September 30, 2024 and 2023 were as follows:

	September 30, 2024	September 30, 2023
Senior secured term loan facility, net of debt discount and issuance costs	$ 171,566	$ 172,372
Sale-leaseback financing, less current portion	17,543	17,914
Construction financing	42,774	-

Total long-term debt, net	231,883	190,286

Current portion of senior secured term loan facility	1,850	1,850
Current portion of sale-leaseback financing	747	841

Total current portion of debt, net	2,597	2,691

Total debt, net	$ 234,480	$ 192,977

Total unamortized debt discount	$ 1,210	$ 2,107

Total unamortized debt issuance costs	198	345

Total unamortized debt discount and debt issuance costs	$ 1,408	$ 2,452

Construction Financing

Upon construction commencement of its new St. Augustine campus in April 2023, the Company determined that it was the deemed owner for accounting purposes during the construction period under a build to suit arrangement due to the extent of the Company’s involvement in the project. Accordingly, the Company has recognized all cash and non-cash assets contributed by the landlord for the duration of the project as a component of construction in progress with a corresponding construction financing liability. As of September 30, 2024, the Company has recognized $42,774 in construction contributions made by the landlord as a construction financing on the condensed consolidated balance sheet.

Note 6 - Leases

The Company conducts a significant portion of its operations at leased facilities and analyzes each new lease agreement to determine whether it should be classified as a finance lease or an operating lease. The terms of our leases vary and generally contain renewal options. Certain of these leases provide for increasing rent over the term of the lease.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. ROU assets and lease liabilities are recognized at the commencement date of the lease based on the estimated present value of lease payments over the lease term. Our variable lease payments consist of non-lease services related to the lease. Variable lease payments are excluded from the ROU assets and lease liabilities and are recognized in the period in which the obligation for those payments is incurred. As most of our leases do not provide an implicit rate, we use our incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. Many of our lessee agreements include options to extend the lease, which we do not include in our minimum lease terms unless they are reasonably certain to be exercised. On occasion, the Company has entered into sublease agreements for certain leased office space; however, the sublease income from these agreements is immaterial.

Lease Term and Discount Rate	September 30, 2024	September 30, 2023

Weighted-average remaining lease terms (yrs.)
Operating leases	8.73	9.66
Finance leases	3.30	4.29
Weighted-average discount rate
Operating leases	5.70%	5.50%

Finance leases	3.50%	3.50%

The components of lease costs are as follows:

Lease expense	Classification	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023

Finance lease cost
Amortization of ROU assets	Direct costs	$ 3,849	$ 3,849
Interest on lease liabilities	Interest expense	524	649
Operating lease cost	Direct costs	4,236	3,810
Short-term lease cost	Direct costs	-	-
Variable lease cost	Direct costs	108	93

Total lease cost		$ 8,717	$ 8,401

Supplemental cash flow information related to leases was as follows: for the nine months ended September 30, 2024 and 2023:

Cash paid for amounts included in the measurement of lease liabilities	For the Nine Months Ended September 30, 2024	For the Nine Months Ended September 30, 2023
Operating cash flows from operating leases	$ 535	$ 3,246
Operating cash flows from finance leases	302	659
Financing cash flows from finance leases	3,658	3,412
Leased assets obtained for new finance lease liabilities	-	-
Leased assets obtained for new operating lease liabilities	3,239	-

Note 7 - Income Taxes

The determination of the annual effective tax rate is based upon several significant estimates and judgments, including the estimated annual pretax income in each tax jurisdiction in which we operate and the ongoing development of tax planning strategies during the year. In addition, our provision for income taxes can be impacted by changes in tax rates or laws, the finalization of tax audits and reviews, as well as other factors that cannot be predicted with certainty. As such, there can be significant volatility in interim tax provisions.

The following is a summary of our provision for income taxes and effective tax rate:

	For the Nine Months Ended
	September 30, 2024	September 30, 2023

Pretax (loss) income	$ (243,026)	$ 14,624
Benefit (provision) for income taxes	63,295	(3,941)

Effective rate	26.0%	26.9%

As a result of the trade name and goodwill impairment discussed in Note 10, the Company recognized an income tax benefit of $62,818 for the nine months ended September 30, 2024. Additionally, the Company recorded a $37,090 increase to its deferred tax asset and a reduction of $25,728 to its deferred tax liability on its condensed consolidated balance sheet.

Note 8 - Commitments and Contingencies

Litigation Matters

From time to time, the Company is a defendant in various lawsuits. Management monitors the status of such events and accrues an estimated amount when an obligation becomes probable and estimable. Any amount recorded is based on the status of current activity and the advice from legal counsel. There are lawsuits and pending claims in various stages of proceedings, many of which the outcome cannot be determined as of the date of this report.

Other Commitments

The Company participates in student financial aid through the DOE’s Guaranteed Student Loan Program (the “Program”). Transfers of funds from the financial aid programs to the Company are made in accordance with DOE requirements. The financial aid and assistance programs are subject to political and budgetary considerations. There is no assurance that such funding will be maintained at current levels. Extensive and complex regulations govern the financial assistance programs in which the Company’s students participate. The Company’s administration of these programs is periodically reviewed by various regulatory agencies. Any regulatory violation could be the basis for the initiation of potential adverse actions including a suspension, limitation or termination proceeding which could have a material adverse effect on the Company. While unlikely, if the Company were to lose its eligibility to participate in federal student financial aid programs, the students at that institution would lose access to funds derived from those programs and would have to seek alternative sources of funds to pay their tuition and fees.

Note 9 - Related Party Transactions

The Company has not entered into any related-party transactions during the nine months ended September 30, 2024 and 2023.

Note 10 - Subsequent Events

On July 15, 2024, Perdoceo Education Corporation, a Delaware corporation (“Perdoceo”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lighthouse Merger Sub, Inc., a Delaware corporation and a wholly-owned direct subsidiary of Perdoceo (“Merger Sub”), the Company, and APH GP LP, an Ontario limited partnership, solely in its capacity as seller representative, providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned direct subsidiary of Perdoceo, all subject to the terms and conditions set forth therein.

The acquisition was completed on December 2, 2024 and on the closing date of the merger, Perdoceo made an initial cash payment of $137.8 million. The final purchase price will depend on adjustments for cash, debt and working capital based on the final closing balance sheet to be finalized within 90 days of the closing date.

Based upon the $92,691 estimated net asset value of the Company as defined in the Merger Agreement, it was determined that an impairment indicator for the Company’s trade name and goodwill exists. As a result, the Company performed an impairment test and recognized a $88,327 and $153,285 impairment charge to its trade name and goodwill, respectively, in its condensed consolidated statement of operations for the nine months ended September 30, 2024.